                                                                      EXHIBIT 31

         CERTIFICATE OF THE CHIEF EXECUTIVE AND CHIEF FINANCIAL OFFICER
            PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

         I, Kenneth C. Lowe, certify that:

1. I have reviewed this quarterly report on Form 10-QSB for the quarter ended March 31, 2004 of Transition Auto Finance III ("TAF III");

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present, in all material respects, the financial condition, results of operations and cash flows of TAF III as of, and for, the periods presented in this report.

4. TAF III's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in the Exchange Act Rules 13a-15(e) and 15d-15(e)) for TAF III and have:

         a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to TAF III, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

         b. Evaluated the effectiveness of TAF III's disclosure control's and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

         c. Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and

         d. Disclosed in this report any change in TAF III's internal control over financial reporting that occurred during TAF III's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, TAF III's internal control over financial reporting; and

5. TAF III's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to TAF III's auditors and the audit committee of TAF III's board of directors:

         a. All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect TAF III's ability to record, process, summarize and report financial information; and

         b. Any fraud, whether or not material, that involves management or other employees who have a significant role in TAF III's internal control over financial reporting.

Date: April 30, 2004

/s/ Kenneth C. Lowe
-------------------------------
Kenneth C. Lowe
Chief Executive and Chief Financial Officer

                                       16